CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 7 to the Pioneer Protected Principal Plus Fund of Pioneer Protected Principal Trust's Registration Statement on Form N-1A of our report dated March 30, 2007 relating to the financial statements, which appears in Main Place Funding, LLC's Annual Report on Form 10-K for the year ended December 31, 2006.


/s/ PricewaterhouseCoopers LLP


Charlotte, North Carolina
April 23, 2007




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 7 to the Pioneer Protected Principal Plus Fund of Pioneer Protected Principal Trust's Registration Statement on Form N-1A of our report dated February 22, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation's Annual Report on Form 10-K for the year ended December 31, 2006.


/s/ PricewaterhouseCoopers LLP


Charlotte, North Carolina
April 23, 2007